As filed with the Securities and Exchange Commission on March 16, 2021

REGISTRATION NO. 333 ‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0494517
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
320 Wakara Way
Salt Lake City, Utah 84108
(Address of Principal Executive Offices) (Zip Code)

MYRIAD GENETICS, INC. 2017 EMPLOYEE, DIRECTOR AND
CONSULTANT EQUITY INCENTIVE PLAN, AS AMENDED
(Full title of the plan)

PAUL J. DIAZ
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MYRIAD GENETICS, INC.
320 Wakara Way
Salt Lake City, Utah 84108
(801) 584-3600
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if smaller reporting company)	Smaller reporting company	[ ]
		Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	236,680	$28.82	$6,821,117.60	$744.18
	3,500,000	$28.82	$100,870,000.00	$11,004.92
Total:	3,736,680		$107,691,117.60	$11,749.10
(1) The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of (i) 236,680 additional shares of Common Stock which may hereafter be issued under the Myriad Genetics, Inc. 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”), that have been carried over from the 2003 Employee, Director and Consultant Stock Option Plan, as amended, and the 2010 Employee, Director and Consultant Equity Incentive Plan, as amended; and (ii) 3,500,000 shares of Common Stock which may hereafter be issued under the 2017 Plan pursuant to an amendment to the 2017

Plan adopted by the Company’s stockholders on December 4, 2020. The maximum number of shares which may be sold under the Plan is subject to adjustment in accordance with certain anti‑dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti‑dilution and other provisions.
(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Select Market as of a date (March 9, 2021) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-222913) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-222913) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Item	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Registration Number
4.1	Restated Certificate of Incorporation, as amended	10-K (Exhibit 3.1)	8/15/2011	000-26642
4.2	Restated By-Laws	8-K (Exhibit 3.1)	10/15/2020	000-26642
4.3	Specimen common stock certificate	10-K (Exhibit 4.1)	8/15/2011	000-26642
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included in the signature page of this registration statement).
99.1	2017 Employee, Director and Consultant Equity Incentive Plan, as amended	8-K (Exhibit 10.1)	12/7/2020	000-26642
99.2	Form of Restricted Stock Unit Agreement under the 2017 Equity Incentive Plan	10-K (Exhibit 10.11)	8/13/2020	000-26642
* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on March 16, 2021.

MYRIAD GENETICS, INC.
By	/s/ Paul J. Diaz
Paul J. Diaz
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Paul J. Diaz and R. Bryan Riggsbee, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Myriad Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Paul J. Diaz	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2021
Paul J. Diaz

By:	/s/ R. Bryan Riggsbee	Chief Financial Officer (Principal Financial And Accounting Officer)	March 16, 2021
R. Bryan Riggsbee

By:	/s/ S. Louise Phanstiel	Chair of the Board	March 16, 2021
S. Louise Phanstiel

By:	/s/ Heiner Dreismann	Director	March 16, 2021
Heiner Dreismann, Ph.D.

By:	/s/ Rashmi Kumar	Director	March 16, 2021
Rashmi Kumar

By:	/s/ Dennis Langer	Director	March 16, 2021
Dennis Langer, M.D., J.D.

By:	/s/ Lee N. Newcomer	Director	March 16, 2021
Lee N. Newcomer, M.D.

By:	/s/ Colleen F. Reitan	Director	March 16, 2021
Colleen F. Reitan

By:	/s/ Daniel M. Skovronsky	Director	March 16, 2021
Daniel M. Skovronsky, M.D., Ph.D.

By:	/s/ Daniel K. Spiegelman	Director	March 16, 2021
Daniel K. Spiegelman